     As filed with the Securities and Exchange Commission on August 12, 2004
                                                           Registration No. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                                 UGI CORPORATION
             (Exact name of registrant as specified in its charter)

            PENNSYLVANIA                                  23-2668356
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)

       460 NORTH GULPH ROAD
        KING OF PRUSSIA, PA                                 19406
  (Address of principal executive offices)                (Zip code)

                                 UGI CORPORATION
                      2004 OMNIBUS EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                             ROBERT H. KNAUSS, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                 UGI CORPORATION
                              460 NORTH GULPH ROAD
                       KING OF PRUSSIA, PENNSYLVANIA 19406
                     (Name and address of agent for service)

                                 (610) 337-1000
          (Telephone number, including area code, of agent for service)

                           -------------------------

                         Copy of all communications to:

                              LINDA L. GRIGGS, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                         1111 PENNSYLVANIA AVENUE, N.W.
                              WASHINGTON, DC 20004
                                 (202) 739-3000

                         CALCULATION OF REGISTRATION FEE

                                               Proposed Maximum       Proposed Maximum
 Title of securities        Amount to be        Offering Price            Aggregate                 Amount of
 to be registered (1)      Registered (1)      Per Share (1) (2)    Offering Price (1)(2)    Registration Fee (1)(2)
 --------------------      --------------      -----------------    ---------------------    -----------------------
Common Stock, without
  par value.......           3,500,000              $33.01               $115,535,000               $14,639.00

(1) Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 2004 Omnibus Equity Compensation Plan.

(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the New York Stock Exchange for August 10, 2004.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     Plan Information. *

ITEM 2.     Registrant Information and Employee Plan Annual Information. *

---------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

           1. The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 2003, filed on December 23, 2003, except to the extent superseded by the current report on Form 8-K filed on March 11, 2004, and as amended on June 28, 2004;

           2. The Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2003, filed on February 13, 2004, and March 31, 2004, filed on May 17, 2004;

           3. The Registrant's current reports on Form 8-K filed on March 11, 2004, March 22, 2004, April 15, 2004 and April 30, 2004; and

           4. The description of the Registrant's common stock contained in its registration statement on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992, and on Form 8-A, dated June 24, 1996, and any amendments or reports filed after the date hereof for the purpose of updating such description.

           All documents and reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

        The Common Stock to be offered pursuant to the UGI Corporation 2004 Omnibus Equity Compensation Plan has been registered under Section 12 of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the "Business Corporation Law") provides that a business corporation may indemnify directors and officers against any threatened, pending or completed action or proceeding, provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides, however, that a business corporation may indemnify its directors and officers only against expenses (including attorneys' fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

        Section 1713 of the Business Corporation Law permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility under a criminal statute.
Section 4.01 of our Bylaws limits the liability of any director to the fullest extent permitted by Section 1713 of the Business Corporation Law.

        Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of our Bylaws provides for indemnification of directors, officers and other agents to the extent otherwise permitted by Section 1741 of the Business Corporation Law and pursuant to the authority of Section 1746 of the Business Corporation Law.

        Article VII of our Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any of our directors or officers, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been our director, officer, employee or agent, or at our request, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits. Section 1742 of the Business Corporation Law only authorizes indemnification of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under federal securities laws.

        Unlike the provisions of Business Corporation Law Sections 1741 and 1742, Article VII does not require us to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the Business Corporation Law. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against us as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require us to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require us to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

        Section 7.04 of our Bylaws authorizes us to further effect or secure our indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit or using any other means that may be available from time to time.

        Section 5.01(c) of our Bylaws limits the personal liability of our officers to us to the same extent that directors are relieved of such liabilities pursuant to Section 4.01 of the Bylaws, with the exception that the limitation of the liability of officers applies only to liabilities arising out of derivative claims by shareholders asserting a right of ours and not to liabilities arising out of third-party claims.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

EXHIBIT NUMBERS                                    EXHIBIT
---------------    ---------------------------------------------------------------------------------
     5.1           Opinion of Morgan, Lewis & Bockius LLP (filed herewith).

    23.1           Consent of PricewaterhouseCoopers LLP (filed herewith).

    23.2           Consent of Morgan, Lewis & Bockius LLP (filed as part of Exhibit 5.1).

    24.1           Power of Attorney (included on the signature page of this registration statement).

EXHIBIT NUMBERS                                    EXHIBIT
---------------    ---------------------------------------------------------------------------------
    99.1           UGI Corporation 2004 Omnibus Equity Compensation Plan (filed herewith).

ITEM 9.    UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on this 11th day of August, 2004.

                              UGI CORPORATION

                              By: /s/ Lon R. Greenberg
                                _____________________________________
                                 Lon R. Greenberg
                                 Chairman, President and Chief Executive Officer

        Each person whose signature appears below hereby appoints Lon R. Greenberg, Robert H. Knauss and Anthony J. Mendicino, and each of them acting individually, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, as of August 11, 2004.

                    SIGNATURE                      TITLE
                    ---------                      -----
By:    /s/ Lon R. Greenberg                        Chairman of the Board, President and Chief
       -------------------------------             Executive Officer (Principal Executive Officer)
       Lon R. Greenberg

By:    /s/ Anthony J. Mendicino                    Senior Vice President - Finance and Chief
       -------------------------------             Financial Officer (Principal Financial Officer)
       Anthony J. Mendicino

By:    /s/ Michael J. Cuzzolina                    Vice President - Accounting and Financial Control
       -------------------------------             (Principal Accounting Officer)
       Michael J. Cuzzolina

By:    /s/ Stephen D. Ban                          Director
       -------------------------------
       Stephen D. Ban

                    SIGNATURE                      TITLE
                    ---------                      -----
By:    /s/ Thomas F. Donovan                       Director
       -------------------------------
       Thomas F. Donovan

By:    /s/ Richard C. Gozon                        Director
       -------------------------------
       Richard C. Gozon

By:    /s/ Ernest E. Jones                         Director
       -------------------------------
       Ernest E. Jones

By:    /s/ Anne Pol                                Director
       -------------------------------
       Anne Pol

By:    /s/ Marvin O. Schlanger                     Director
       -------------------------------
       Marvin O. Schlanger

By:    /s/ James W. Stratton                       Director
       -------------------------------
       James W. Stratton

                                INDEX TO EXHIBITS

EXHIBIT NUMBERS                                    EXHIBIT
---------------       --------------------------------------------------------------------------------
    5.1               Opinion of Morgan, Lewis & Bockius LLP (filed herewith).

   23.1               Consent of PricewaterhouseCoopers LLP (filed herewith).

   23.2               Consent of Morgan, Lewis & Bockius LLP (filed as part of Exhibit 5.1).

   24.1               Power of Attorney (included on the signature page of this registration statement).

   99.1               UGI Corporation 2004 Omnibus Equity Compensation Plan (filed herewith).